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                                                                   EXHIBIT 10.19


                                                      Court File No.: 99-CL-3442

                           SUPERIOR COURT OF JUSTICE

                               (Commercial List)

      IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36., AS AMENDED

AND IN THE MATTER OF THE COURTS OF JUSTICE ACT, R.S.O. 1990, c. C-43, AS AMENDED

      AND IN THE MATTER OF A PLAN OF COMPROMISE AND ARRANGEMENT OF PHILIP SERVICES CORP. AND THE APPLICANTS LISTED ON SCHEDULE "A".

      APPLICATION UNDER THE COMPANIES' CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C.-36, AS AMENDED.

SUPPLEMENT TO THE AMENDED AND RESTATED PLAN OF COMPROMISE AND ARRANGEMENT DATED

                               SEPTEMBER 24, 1999

                                October 27, 1999




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                                PLAN SUPPLEMENT

This Plan Supplement amends and restates the Amended and Restated Plan of Compromise and Arrangement dated September 24, 1999 of Philip Services Corp. and its Canadian subsidiaries listed on Schedule "A" hereto pursuant to the Companies' Creditors Arrangement Act, R.S.C. 1995, c. C-36, as amended.

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS

     In this Amended Plan (including the Schedules hereto), unless otherwise stated or the context otherwise requires:

      "ACCOUNT INTERMEDIARIES" means (a) CIBC in its capacity as the provider of the CIBC Bank Account Services, and (b) Comerica Bank and its affiliates in their respective capacities as the providers of the Comerica Bank Account Services;

      "ADMINISTRATIVE AGENT" means CIBC or its successor as administrative agent for the Lenders under the Credit Agreement;

      "AFFECTED CLAIM" means an Affected Secured Lender Claim;

      "AFFECTED CREDITOR" means a holder of an Affected Claim;

      "AFFECTED SECURED LENDER CLAIM" means a Secured Claim of a Lender against the Applicants arising under or as a result of the Credit Facility Agreements other than any Other Secured Claims;

      "AFFECTED SECURED CREDITOR" means a holder of an Affected Secured Lender Claim;

      "APPLICANTS" means PSC and each of the Canadian Subsidiaries and "APPLICANT" means any one of the Applicants;

      "BTCO" means Bankers Trust Company;

      "BUSINESS DAY" means a day which is not (i) a Saturday or a Sunday; or
      (ii) a day observed as a holiday under the laws of the Province of Ontario or the applicable federal laws of Canada;

      "CANADIAN SUBSIDIARIES" means, collectively, the direct and indirect subsidiaries of PSC listed on Schedule "A" hereto;




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      "CCAA" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c.
      C-36, as amended;

      "CCAA PROCEEDINGS" means the CCAA cases of PSC and the Canadian Subsidiaries before the Court pursuant to the CCAA;

      "CHAPTER 11 CASES" means the jointly administered Chapter 11 cases of PSI, PSC and the U.S. Subsidiaries before the United States Bankruptcy Court pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code;

      "CIBC" means Canadian Imperial Bank of Commerce;

      "CIBC BANK ACCOUNT SERVICES" means "CIBC Bank Account Services" as defined in the Credit Agreement;

      "CLAIM" means any right of any Person against any Applicant in connection with any indebtedness, liability or obligation of any kind of any Applicant whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known, unknown, by guarantee, by surety or otherwise and whether or not such a right is executory in nature, including, without limitation, the right or ability of any person to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action whether existing at present or commenced in the future based in whole or in part on facts which exist prior to or at the time of the first Creditors' Meeting other than (i) a claim of a United States resident against PSC, or (ii) a claim of a Canadian resident against PSC which the holder of the claim has voluntarily agreed is to be subject to and bound by the provisions of the U.S. Plan, and has consented to have the allowance and priority of such claim determined in accordance with the provisions of the U.S. Bankruptcy Code;

      "CLASS" means the Class consisting of all holders of Affected Secured Lender Claims;

      "COMERICA BANK ACCOUNT SERVICES" means "Comerica Bank Account Services" as defined in the Credit Agreement;

      "COMMON SHARES" means common shares in the capital of PSC;

      "CONFIRMATION DATE" means the date that the Confirmation Order is made;

      "CONFIRMATION ORDER" means the order of the Court sanctioning and approving the Amended Plan appointing the Receiver as of the Effective Date




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      and authorizing and directing the Selling Applicants and the Receiver to enter into and perform the Sale Agreement;

      "COURT" means the Ontario Superior Court of Justice;

      "CREDIT AGREEMENT" means the Credit Agreement dated as of August 11, 1997 among PSC, as borrower in Canada, PSI, as borrower in the United States, the Lenders, CIBC, as administrative agent for the Lenders, BTCo, as syndication agent, and CIBC and BTCo, as co-arrangers, as amended by amending agreements dated as of October 31, 1997, February 19, 1998, June 24, 1998, October 20, 1998 and December 4, 1998;

      "CREDIT DOCUMENTS" means the "Credit Documents" as defined in the Credit Agreement;

      "CREDIT FACILITY AGREEMENTS" means the Credit Agreement, the Credit Documents and the Lender Lock-Up Agreement;

      "CREDITOR" means any Person having a Claim and may, if the context requires, mean a trustee, receiver, receiver manager or other Person acting on behalf of such Persons, but a Creditor shall not include a Person having a Claim in respect of an Unaffected Obligation;

      "CREDITORS' MEETING" means the meeting of the Affected Secured Creditors called for the purpose of considering and voting upon this Amended Plan and includes any adjournment of such meeting;

      "CREDITORS' MEETINGS ORDER" means the Order of the Court dated September 23, 1999 establishing procedures for proving Claims and setting the date for the Creditors' Meetings, as amended or supplemented from time to time;

      "DATE OF FILING" means June 25, 1999;

      "DIP AGENT" means BTCo, in its capacity as administrative agent under the DIP Facility Agreement;

      "DIP CO-ARRANGERS" means BTCo and CIBC, in their capacities as co-arrangers of the DIP Facility;

      "DIP FACILITY AGREEMENT" means the Credit Agreement between PSC and PSI as borrowers, the Canadian Subsidiaries and U.S. Subsidiaries as guarantors, certain other Subsidiaries as guarantors, the DIP Agent, and the DIP Co-Arrangers, and the other lender signatories thereto;




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      "DIP FACILITY" means the debtor-in-possession credit facility to be provided to PSC, PSI, the Canadian Subsidiaries and the U.S. Subsidiaries during the CCAA Proceedings and Chapter 11 Cases in the principal amount of US$100 million of available credit pursuant to the DIP Facility Agreement;

      "DIP FACILITY CLAIM" means a Claim arising under or as a result of the DIP Facility;

      "DIRECTORS AND OFFICERS" means the current and former directors and officers of the Applicants resident in Canada;

      "DISCLOSURE STATEMENTS" means the written disclosure statements that relate to the Plan or the U.S. Plan, as such documents may be amended, supplemented or modified from time to time and "DISCLOSURE STATEMENT" means any one of them;

      "DOLLARS" or "$" means lawful money of Canada unless otherwise indicated;

      "EFFECTIVE DATE" means the Business Day on which all conditions to implementation of the Plan as set forth in Section 5.4 have been satisfied or waived as provided in Section 5.5 and is the effective date of this Amended Plan;

      "EXCLUDED INDEMNIFICATION OBLIGATIONS" means, in the case of PSC, "Excluded Indemnification Obligations" (as defined in the U.S. Plan) of PSC to any Canadian resident and, in the case of any of the Canadian Subsidiaries, means Claims of any Canadian residents against any of the Canadian Subsidiaries that would be "Excluded Indemnification Obligations" under the U.S. Plan if such Canadian Subsidiaries were U.S. Plan Applicants and in each case includes Claims of any Canadian residents against any of the Applicants that are not Assumed Indemnification Obligations. For greater certainty, "Excluded Indemnification Obligations" shall not affect the set-off rights, if any, of any Person;

      "EXIT FACILITY" means the new senior secured credit facility in an aggregate principal amount of approximately US$125 million, which PSI and the Subsidiaries anticipate entering into as a condition to the consummation of the U.S. Plan;

      "INITIAL ORDER" means the Order of the Court dated June 25, 1999, as amended from time to time, pursuant to which, among other things, the Applicants were granted certain relief pursuant to the CCAA;




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      "INTERCOMPANY CLAIMS" means, as the case may be, any Claim of (a) any
      Subsidiary against an Applicant, (b) any Subsidiary against a Subsidiary, or (c) PSC against any Subsidiary;

      "LENDER" means a "Lender" as defined in the Credit Agreement, CIBC as administrative agent, BTCo as syndication agent, CIBC and BTCo as co-arrangers, and their individual successors and assigns;

      "LENDER CLAIM" means a Claim of a Lender arising under or as a result of the Credit Facility Agreements;

      "LENDER LOCK-UP AGREEMENT" means the letter agreement dated as of April 5, 1999, as amended and restated as of June 21, 1999, as may be further amended subsequent to the Date of Filing, among PSC and the Lenders signatories thereto with respect to the principal terms and conditions of this Amended Plan and the U.S. Plan;

      "LENDERS' SECURITY" means the security granted by the Applicants in favour of the Security Agent or the Administrative Agent on behalf of the Lenders;

      "LIEN" means a charge against or interest in property to secure payment of debt or performance of an obligation;

      "MONITOR" means Ernst & Young Inc. and any successor thereto appointed in accordance with the Initial Order or any further Order;

      "NEW GUARANTEES" means, collectively, the secured guarantees of the Subsidiaries to be entered into as of the Effective Date to guarantee and secure the New Senior Secured Term Debt and the New Secured PIK Debt (as defined in the U.S. Plan);

      "ORDER" means any order of the Court in these proceedings;

      "OTHER SECURED CLAIMS" means, collectively, the Secured Claims of the Account Intermediaries, the issuers of letters of credit issued under the Permitted LC Facility established pursuant to Amending Agreement No. 3 to the Credit Agreement and all other Secured Claims against the Applicants, other than the Affected Secured Lender Claims;

      "PERSON" means any individual, partnership, joint venture, trust, corporation, unincorporated organization, government or any agency or instrumentality thereof, or any other juridical entity howsoever designated or constituted;




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      "PLAN" means the amended and restated plan of compromise and arrangement dated September 24, 1999 of all of the Applicants under the CCAA;

      "PROTOCOL" means the Cross-Border Insolvency Protocol entered into by the U.S. Bankruptcy Court in the Chapter 11 Cases and by the Court in respect of the CCAA Proceedings;

      "PROVEN ..... CLAIM" of a Creditor means the amount of the Claim of such
      Creditor as finally determined in accordance with the provisions of the CCAA, any applicable Order or this Plan;

      "PSC" means Philip Services Corp. or its successor;

      "PSI" means Philip Services (Delaware), Inc.;

      "RECEIVER" has the meaning set forth in Section 4.1;

      "REQUIRED LENDERS" means the "Required Lenders" as defined in the Credit Agreement;

      "REQUIRED MAJORITY" means, in respect of the Class, an affirmative vote of two-thirds in value of all Proven Claims of the Class voted in accordance with the voting procedures established hereunder (whether in person or by proxy) and a majority in number of all voting Creditors of the Class;

      "SALE AGREEMENT" has the meaning set forth in Section 4.1;

      "SECURED CLAIM" means a Claim that is secured by a Lien or other interest on property in which an Applicant has an interest, whether the Person with such Claim has a security interest by way of a mortgage, lease, chattel mortgage, conditional sale agreement, debenture, security agreement or other security instrument, to the extent of the value of the Claim holder's interest in the Applicant's interests in such property;

      "SECURITY AGENT" means the "Security Agent" as defined in the Credit Agreement;

      "SELLING APPLICANTS" has the meaning set forth in Section 4.1;

      "SUBSIDIARIES" means, collectively, all of the direct and indirect subsidiaries of PSC and following completion of the Sale Transactions (as defined in Section 4.1) means, collectively, all of the direct and indirect subsidiaries of PSI;




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      "SUBSIDIARY INTERESTS" means, collectively, the issued and outstanding shares in the stock of the Subsidiaries as of the Date of Filing;

      "TRANSFERRED ASSETS" means the assets and shares sold under the Sale Agreement;

      "TRANSFERRED SUBSIDIARIES" means the corporations whose shares are included in the Transferred Assets;

      "UNAFFECTED OBLIGATIONS" means Claims that are not Affected Claims;

      "U.S. BANKRUPTCY COURT" means the United States Bankruptcy Court having jurisdiction over the Chapter 11 Cases;

      "U.S. PLAN" means the joint plan of reorganization of the U.S. Plan Applicants as filed with the U.S. Bankruptcy Court, as the same may be amended, modified or supplemented from time to time with the consent of the Required Lenders;

      "U.S. PLAN APPLICANTS" means PSC, PSI and each of the U.S. Subsidiaries;
      and

      "U.S. SUBSIDIARIES" means PSI and the direct and indirect subsidiaries of PSC set forth in the U.S. Plan.

SECTION 1.2 INTERPRETATION, ETC.

     For purposes of the Amended Plan:

      (a) any reference in the Amended Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

      (b) any reference in the Amended Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented;

      (c)  unless otherwise specified, all references in the Amended
           Plan to Sections, Articles and Schedules are references to Sections, Articles and Schedules of or to the Amended Plan;

      (d) the words "herein" and "hereto" refer to the Amended Plan in its entirety rather than to a particular portion of the Amended Plan;




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      (e)  captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Amended Plan;

      (f) where the context requires, a word or words importing the singular shall include the plural and vice versa;

      (g)  the words "includes" and "including" are not limiting;

      (h)  the phrase "may not" is prohibitive and not permissive; and

      (i)  the word "or" is not exclusive.

SECTION 1.3 DATE FOR ANY ACTION

     In the event that any date on which any action is required to be taken under this Plan by any of the parties is not a Business Day, that action shall be required to be taken on the next succeeding day which is a Business Day.

SECTION 1.4 TIME

     All times expressed in this Amended Plan are local time Toronto, Ontario, Canada unless otherwise stipulated.

SECTION 1.5 STATUTORY REFERENCES

     Any reference in this Amended Plan to a statute includes all regulations made thereunder and all amendments to such statute or regulations in force from time to time.

SECTION 1.6 SUCCESSORS AND ASSIGNS

     This Amended Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors and assigns of any Person named or referred to in this Amended Plan.

SECTION 1.7 SCHEDULES

     The following are the Schedules to this Amended Plan, which are incorporated by reference into this Amended Plan and form part of it:

     Schedule "A"  -    Canadian Subsidiaries
     Schedule "B"  -    Sale Agreement



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                                   ARTICLE 2
                         PURPOSE AND EFFECT OF THE PLAN

SECTION 2.1 BACKGROUND

     The circumstances and events leading up to the Plan and the U.S. Plan are summarized in the Disclosure Statement that was circulated to Affected Creditors in connection with the Plan and distributed in accordance with the U.S. Bankruptcy Code in connection with the U.S. Plan.

SECTION 2.2 PERSONS AFFECTED

     This Amended Plan and the U.S. Plan provide for a coordinated restructuring of claims and interests against PSC, PSI, the Canadian Subsidiaries and the U.S. Subsidiaries. This Amended Plan will become effective on the Effective Date and shall be binding on and enure to the benefit of the Applicants and the holders of Affected Secured Lender Claims.

SECTION 2.3 PERSONS NOT AFFECTED

     For greater certainty this Amended Plan does not affect the holders of Unaffected Obligations. Nothing shall affect any Applicant's rights and defences, both legal and equitable, with respect to any Unaffected Obligations including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against such Claims. Notwithstanding the substantive consolidation of Claims against the Applicants for certain purposes under this Amended Plan, Claims which are not Affected Claims of any particular Applicant remain the obligations solely of such Applicant and shall not become obligations of any other Applicant.

                                    ARTICLE 3
              CLASSIFICATION OF CREDITORS, VALUATION OF CLAIMS AND
                                RELATED MATTERS

SECTION 3.1 CLASSES OF CLAIMS

     The only classes of Creditors for the purpose of considering and voting on the Amended Plan shall be Creditors holding Affected Secured Lender Claims.

SECTION 3.2 AFFECTED CLAIMS

     Creditors holding Affected Secured Lender Claims shall prove their Claims, vote in respect of the Amended Plan and receive the rights provided for under and pursuant to this Amended Plan.




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SECTION 3.3 CREDITORS' MEETING

     The Creditors' Meeting of holders of Affected Secured Lender Claims shall be held in accordance with this Amended Plan, the Creditors' Meetings Order and any further Order. The only persons entitled to attend the Creditors' Meeting are those persons, including the holders of proxies, entitled to vote at the Creditors' Meeting, their legal counsel and advisors and the officers, directors and legal counsel of the Applicants. Any other Person may be admitted on invitation of the chair of the Creditors' Meeting.

SECTION 3.4 APPROVAL BY CREDITORS

     In order to be approved, the Amended Plan must receive the affirmative vote of the Required Majority of the holders of Affected Secured Lender Claims.

SECTION 3.5 VOTING CLAIMS

     The Claim of the holders of Affected Secured Lender Claims has been accepted as filed.

SECTION 3.6 CLAIMS FOR VOTING PURPOSES

     Each Creditor having an Affected Secured Lender Claim shall be entitled to attend and to vote at the Creditors' Meeting. Each Creditor who is entitled to vote shall be entitled to that number of votes at the Creditors' Meeting as is equal to the dollar value of its Claim for voting purposes as determined in accordance with this Article 3 and the provisions of the Creditors' Meetings Order.

                                    ARTICLE 4
                         TREATMENT OF AFFECTED CREDITORS

SECTION 4.1 AFFECTED SECURED LENDER CLAIMS

     Subject to approval by the Required Majority of holders of Affected Secured Lender Claims,

      (a) The Applicants listed as vendors ("Selling Applicants") in the form of agreement of purchase and sale (the "Sale Agreement") attached as Schedule "B" to this Amended Plan will enter into an agreement to sell their businesses as a going concern to the parties (the "Purchasers") substantially on the terms set out in the Sale Agreement, subject to such amendments as do not materially adversely affect the financial arrangements set out in the Sale Agreement and are approved in the Confirmation Order or other Order (collectively in this section 4.1, the "Order");




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      (b)  On the Effective Date, the Sale Agreement will be assumed and completed by a receiver and manager or interim receiver (the "Receiver") appointed as of the Effective Date by the Order to convey the assets of the Applicants other than such assets as may be excluded by the terms of the Order. The proceeds of sale will be distributed by the Receiver on the Effective Date in accordance with the legal priorities of the claims against the assets that are to be sold under the Sale Agreement (the "Transferred Assets");

      (c) The holders of Affected Secured Lender Claims consent to the sale of the Transferred Assets substantially on the terms set forth in the Sale Agreement and this Section 4.1 (the "Sale
           Transactions"), provided that the net proceeds of sale remain subject to the Lenders' Security;

      (d) All assets of the Applicants that are excluded from the Sale Transactions will remain the property of the relevant Applicant. All such assets and the assets of the Applicants other than the Selling Applicants will remain subject to the Lenders' Security;

      (e) The indebtedness of the Applicants to the Lenders will be reduced;

            (i) on completion of the distribution of proceeds of the Sale Transactions to holders of Affected Secured Lender Claims, by an amount equal to the Purchase Price less the Assumed Senior Liabilities, both as defined under the Sale Agreement;

            (ii) on the first distribution date under the U.S. Plan, by the value of the debt and equity to be distributed to the holders of Class 6 Claims (as defined in the U.S. Plan) on the implementation of the U.S. Plan), and on each subsequent distribution date under the U.S. Plan, by an amount equal to the value of the Class 6 Additional Distribution, if any, on such date, but, in each case, without duplication (ie. the reduction of indebtedness on account of distributions in one country will only be to the extent that the distributions in such country are not already taken into account in the calculation of the distributions in the other country).

      The balance of the indebtedness of the Applicants to the Lenders will remain outstanding and will continue to be subject to the terms of the Credit Agreement and secured by the Lenders' Security, which will remain in full force and effect. The Lenders will not be deemed to have waived any Default or Event of Default under the Credit Agreement or under the Lenders'




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      Security or any remedies thereunder and following the Effective Date may exercise any remedies they may have under the Credit Agreement or the Lenders' Security.

      (f) The following transactions shall occur immediately prior to implementation of the Amended Plan;

            (i) Each holder of a Claim under the Credit Agreement shall be deemed to have exchanged such Claim for an undivided co-ownership interest in all of the Claims under the Credit Agreement in the same aggregate amount as the Claim so exchanged; and

            (ii) Each holder of an Affected Secured Lender Claim
                 will assign to PSI the portion of its Affected Secured Lender Claim which will be repaid from the proceeds of the Sale Transactions to which the holders of Affected Secured Lender Claims are entitled. This assignment will be part of the exchange of debt and other rights with PSI under the U.S. Plan for the debt and equity to be issued by PSI to the holders of Class 6 Claims in the U.S. Plan, and will be on the terms set out in the U.S. Plan, effective after the step described in clause (f)(i) and immediately prior to the distribution of the proceeds of the Sale Transactions to which the holders of Affected Secured Lender Claims are entitled. From and after the assignment, PSI will be entitled to receive all proceeds from the Sale Transactions that would otherwise be distributed to holders of Affected Secured Lender Claims.

SECTION 4.2 OTHER CLAIMS

     Claims that would have been Affected Unsecured Claims (as defined in the Amended and Restated Plan of Compromise and Arrangement of the Applicants dated September 24, 1999) will not be compromised. The holders of Affected Unsecured Claims will have the right, but will not be required, to elect to participate in distributions under the U.S. Plan as provided for therein.

SECTION 4.3 SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING AFFECTED CLAIMS

     The Amended Plan is premised upon the substantive consolidation of the Applicants only for purposes of treating Affected Secured Lender Claims under the Amended Plan, including for voting, sanction and distribution purposes. This Amended Plan does not contemplate substantive consolidation of the Applicants with respect to Unaffected Obligations. Except as set forth in this
Section 4.3, such substantive consolidation shall not (other than for purposes related to the Amended




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Plan) (a) affect the legal and corporate structures of the Applicants, (b)
cause any Applicant to be liable for any Claim under the Amended Plan, for which it otherwise is not liable and the liability of any Applicant for any such Claim shall not be affected by such substantive consolidation, (c) affect Intercompany Claims of Applicants against Applicants, or (d) affect Subsidiary Interests.

                                   ARTICLE 5
                                 MISCELLANEOUS

SECTION 5.1 CONFIRMATION OF PLAN

      (a)  Provided that the Amended Plan is approved by the Required
           Majority of holders of Affected Secured Lender Claims, the Applicants will seek the Confirmation Order (which as proposed shall be in form and substance acceptable to the Applicants and the Required Lenders) for the sanction and approval of the Amended Plan; and

      (b) subject only to the Confirmation Order being granted in form and substance reasonably acceptable to the Applicants and the Required Lenders and the satisfaction of those conditions precedent to implementation of the Amended Plan described in Section 5.3, the Amended Plan will be implemented by the Applicants and will be binding upon the Applicants and all holders of Affected Secured Lender Claims.

SECTION 5.2 PARTICIPATION IN DIFFERENT CAPACITIES

     Creditors whose Claims are affected by this Amended Plan are affected only in their capacities as holders of such Claims.

SECTION 5.3 DEEMING PROVISIONS

     In this Amended Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable.

SECTION 5.4 CONDITIONS PRECEDENT TO IMPLEMENTATION OF PLAN

     The implementation of the Amended Plan is subject to the following conditions precedent which may not be waived by the Applicants without the consent of the Required Lenders:

      (a) the Confirmation Order sanctioning the Amended Plan, as such Amended Plan may have been modified, in form and substance reasonably satisfactory to the Applicants and the Required Lenders, shall have been entered and the operation and effect of the Confirmation Order shall not have been stayed, reversed or amended, and shall:




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            (i)   approve the Sale Transactions and authorize and
                  direct the Applicants to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Amended Plan;

            (ii)  declare that the provisions of the Confirmation
                  Order are nonseverable and mutually dependent;

            (iii) appoint the Receiver as of the Effective Date
                  and authorize and direct the Receiver to enter into the Sale Agreement and complete the transactions contemplated thereby; and

            (iv) authorize and direct the Receiver to distribute the shares of the Purchasers to PSI on the Effective Date.

      (b) the following agreements, in form and substance satisfactory to the Applicants, the Purchasers and the Required Lenders shall have been executed and delivered by the Purchasers and the Transferred Subsidiaries, and all conditions precedent thereto shall have been satisfied:

            (i)   New Guarantees and related security documents;

            (ii)  If necessary, the Exit Facility;

            (iii) Agreements evidencing sufficient bonding to meet
                  the projected bonding requirements of the Purchasers and the Transferred Subsidiaries;

            (iv) Such other documents and agreements as are required to be executed and delivered by subsidiaries of PSI pursuant to the terms of the U.S. Plan; and

      (c) all actions, documents and agreements necessary to implement the Amended Plan and the Sale Agreement shall have been effected or executed; and

      (d) either (i) the U.S. Bankruptcy Court shall have issued a final order under the U.S. Bankruptcy Code confirming the U.S. Plan and all conditions to the effectiveness of the U.S. Plan shall have been satisfied other than the condition that the Alternate Canadian Transactions shall have been authorized to be implemented in accordance with Canadian law and all conditions to the implementation of the Alternate Canadian Transactions (as defined in the U.S. Plan) shall have been satisfied or waived by the Required Lenders other than the conditions that the Plan shall have become effective, and the Alternate Canadian Transactions shall be capable of being implemented on the Effective Date and the only unsatisfied condition to the transactions shall be the effectiveness of the U.S. Plan or (ii) if the Canadian Plan Condition (as defined in the U.S. Plan) has been waived, the U.S. Plan shall have become effective.

SECTION 5.5 WAIVER OF CONDITIONS

     Each of the conditions set forth in Section 5.4 above, may be waived in whole or in part by the Applicants with the written consent of the Required Lenders, without any other notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Applicants regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by an Applicant). The failure of an Applicant to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

SECTION 5.6 NOTICES

     Any notices or communication to be made or given hereunder shall be in writing and shall refer to this Amended Plan and may, subject as hereinafter provided, be made or given by personal delivery, by courier, by prepaid mail or by telecopier addressed to the respective parties as follows:

      (a)  if to the Applicants:

           Philip Services Corp.
           100 King Street West
           Hamilton, Ontario
           L8N 4J6

           Attention:   Colin Soule
                        Executive Vice-President, General Counsel and
                        Corporate Secretary

           Telecopier:  (905) 521-9160

      (b)  if to a Creditor:

           to the address for such Creditor specified in the Proof of Claim filed by a Creditor or, if no Proof of Claim has been filed, to such other address at which the notifying party may reasonably believe that the Creditor may be contacted.

      (c)  if to the Monitor:

           P.O. Box 251
           Ernst & Young Tower
           222 Bay Street, 21st Floor
           Toronto-Dominion Centre
           Toronto, Ontario
           M5K 1J7

           Attention:  Murray McDonald
                       President

           Telecopier: (416) 943-3300

or to such other address as any party may from time to time notify the others in accordance with this Section 5.6. In the event of any strike, lock-out or other event which interrupts postal service in any part of Canada, all notices and communications during such interruption may only be given or made by personal delivery or by telecopier and any notice or other communication given or made by prepaid mail within the five (5) Business Day period immediately preceding the commencement of such interruption, unless actually received, shall be deemed not to have been given or made. All such notices and communications shall be deemed to have been received, in the case of notice by telecopier or by delivery prior to 5:00 p.m. (local time) on a Business Day, when received or if received after 5:00 p.m. (local time) on a Business Day or at any time on a non-Business Day, on the next following Business Day and, in the case of notice mailed as aforesaid, on the fifth Business Day following the date on which such notice or other communication is mailed. The unintentional failure by the Applicants to give notice contemplated hereunder to any particular Creditor shall not invalidate this Amended Plan or any action taken by any Person pursuant to this Amended Plan.

SECTION 5.7 SEVERABILITY OF PLAN PROVISIONS

     If, prior to the Confirmation Date, any term or provision of the Amended Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of any Applicant, with the consent of the Required Lenders, and to the extent of any modification to the treatment of the Account Intermediaries as holders of Other Secured Claims, the consent of the Account Intermediaries, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Amended Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The

Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Amended Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

SECTION 5.8 SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any entity named or referred to in the Amended Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

SECTION 5.9 EXCULPATION AND LIMITATION OF LIABILITY

     Neither the Applicants, the Subsidiaries, the Lenders, any individual, corporation or other entity that was at any time formerly a Lender, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Credit Agreement, BTCo as Syndication Agent and co-arranger under the Credit Agreement, any official committees appointed in the CCAA Proceedings, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of an Affected Secured Lender Claim or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the CCAA Proceedings or the Chapter 11 Cases, formulating, negotiating or implementing the Amended Plan or the Lender Lock-up Agreement, the solicitation of acceptances of the Amended Plan or the Lender Lock-up Agreement, the pursuit of confirmation of the Amended Plan, the confirmation of the Amended Plan, the consummation of the Amended Plan, or the administration of the Amended Plan or the property to be distributed under the Amended Plan, except for their willful misconduct, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Amended Plan.

     The Applicants and the Subsidiaries hereby jointly and severally fully indemnify each of the Lenders, any individual, corporation or other entity that was at any time a Lender, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Credit Agreement, BTCo as Syndication Agent and co-arranger under the Credit Agreement, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, and their respective agents, affiliates, directors, officers, employees, and representatives, including counsel (collectively, the "Indemnitees") against any manner of actions, causes of action, suits, proceedings, liabilities and claims of any nature, costs and expenses

(including reasonable legal fees) which may be incurred by such Indemnitee or asserted against such Indemnitee arising out of or during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Amended Plan, other than any liabilities to the extent arising from the gross negligence or willful or intentional misconduct of any Indemnitee as determined by a final judgment of a court of competent jurisdiction. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from any of the Applicants or any of the Subsidiaries, the Indemnitee shall promptly notify the Applicants in writing, and the Applicants may assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all costs and expenses. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to consult with the Applicants in the defense thereof and the fees and expenses of such counsel shall be at the expense of the Applicants unless and until the Applicants shall have assumed the defense of such claim, action or proceeding. If the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and any of the Applicants or Subsidiaries, and the Indemnitee reasonably believes that the joint representation of such entity and the Indemnitee may result in a conflict of interest, the Indemnitee may notify the Applicants in writing that it elects to employ separate counsel at the expense of the Applicants, and the Applicants shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee. In addition, the Applicants shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from the Applicants, unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee satisfactory in form and substance to the Indemnitee.

SECTION 5.10 BINDING EFFECT

     The Amended Plan shall be binding upon and inure to the benefit of the Applicants and all present and former holders of Affected Secured Lender Claims.

SECTION 5.11 GOVERNING LAW

     This Amended Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Subject to the Protocol, any questions as to the interpretation or application of this Amended Plan and all proceedings taken in connection with this Amended Plan and its provisions shall be subject to the exclusive jurisdiction of the Court.

                                  SCHEDULE "A"
                              CANADIAN SUBSIDIARIES



2766906 Canada Inc.          ServTech Canada, Inc.

721646 Alberta Ltd.          ST Delta Canada, Inc.

Allwaste of Canada Ltd.      Sablix Inc.

Caligo Reclamation Ltd.      Philip Analytical Services Corporation

Philip Enterprises Inc./     Philip Environmental (Atlantic) Limited
Les Entreprises Philip Inc.

1195613 Ontario Inc.         Philip Environmental (Elmira) Inc.

1233793 Ontario Inc.         Philip Environmental Services Limited

2842-7979 Quebec Inc.        Delsan Demolition Limited

800151 Ontario Inc.          Philip Investment Corp.

842578 Ontario Limited       Philip Plasma Metals Inc.

912613 Ontario Ltd.          PSC/IML Acquisition Corp.

Nortru, Ltd.                 Recyclage d'Aluminium Quebec Inc./Quebec
                             Aluminium Recycling Inc.

Allies Staffing Ltd.

                                  SCHEDULE "B"
                                 SALE AGREEMENT